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Exhibit 10.26

C L I F F O R D C H A N C E	CLIFFORD CHANCE (TOKYO) LPS GAIKOKUHO JIMUBENGOSHI JIMUSHO TANAKA AKITA & NAKAGAWA
T A N A K A AKITA & N A K A G A W A	EXECUTION VERSION

SAMSONITE EUROPE NV

AND

SAMSONITE JAPAN CO., LTD.

SUBLICENSE AND DISTRIBUTION AGREEMENT

i

THIS AGREEMENT is entered into as of 27 January 2005

BETWEEN:

(1)
Samsonite Europe NV, a corporation organized and existing under the laws of Belgium, having its registered office at Westerring 17, 9700 Oudenaarde, Belgium ("SamEurope"); and

(2)
Samsonite Japan Co., Ltd., a company incorporated in Japan, whose principal place of business is Akasaka Edosei Bldg. 4F, 7-10-8 Akasaka, Minato-ku, Tokyo 107-0052, Japan ("Licensee").

WHEREAS

(1)
SamEurope and Samsonite Corporation ("Samsonite") are parties to the license agreement between SamEurope and Samsonite dated 1 January 1999 (the "SamEurope License") pursuant to which Samsonite grants SamEurope certain licenses, on the terms and conditions set forth therein.

(2)
Under the SamEurope License, SamEurope has the right and authority to sublicense certain rights regarding patents, trademarks and know-how related to luggage and other products.

(3)
Licensee is a Kubushiki Kuisha incorporated in Japan and has at the date of this Agreement an authorized share capital divided into 1 billion ordinary shares, of which 10 million ordinary shares of JPYl each have been issued, are fully paid-up and are all held by Samsonite.

(4)
SamEurope and Licensee wish to enter into this Agreement to provide for the sublicensing by SamEurope of certain rights to Licensee with respect to certain patents, trademarks, know-how and other intellectual property rights related to the marketing, distribution and sale of Samsonite-owned brand products in Japan, on the terms and conditions of this Agreement.

THE PARTIES AGREE as follows:

1.     INTERPRETATION

  1.1
  In this Agreement:

    "Applicable Law" means as to any person, any law, regulation, statute, ordinance and regulation of any country or governmental entity having jurisdiction over Licensee or its activities under this Agreement, including without limitation:

    (i)
    consumer protection laws and regulations;

    (ii)
    laws of the Territory governing the use of the Samsonite Intellectual Property, such as the proper marking of items such as packages and labels; and

    (iii)
    to the extent applicable, the laws of the United States of America (including without limitation the Foreign Corrupt Practices Act, as amended from time to time), Belgium and the Territory;

  "EBITDA" means Earnings Before Interest Taxes Depreciation and Amortization;

  "ESY" means ESY Luggage Management LPS Investment Limited Partnership, whose registered office is at 2-2, Manmouchi 2-chome, Chiyoda-ku, Tokyo, Japan;

  "Fiscal Year" means 1 January through 31 December, provided that the first Fiscal Year shall be from the Subscription Date through 31 December 2005;

  "Indemnified Parties" means any Samsonite Entity and the officers, directors, employees and agents of each of them;

  "Licensed Products" means the bags, items of luggage, business cases, personal leather goods, other travel articles and any other products which have been specifically approved by SamEurope in writing as "Licensed Products" for the purposes of this Agreement, each of which:

  (i)
  bears a Samsonite Trademark;

  (ii)
  is placed in commerce by Licensee in association with a Samsonite Trademark;

  (iii)
  is covered in whole or in part by a Samsonite Patent; or

  (iv)
  is made or sold using any Samsonite Know-How;

  "Net Sales" means the gross price invoiced by the Company for all Licensed Products to customers after deducting: (1) sales taxes or other taxes separately stated on the invoice, (2) shipping and other transportation and insurance charges actually paid and separately stated on the invoice, (3) actual allowances, rebates, credits and refunds for returned or defective goods, and (4) normal and customary trade and quantity discounts;

  "Samsonite Domain Name" means the Internet domain located at the address represented by the "Uniform Resource Locator http://www.samsonite.co.jp or as otherwise mutually agreed;

  "Samsonite Entity" means Samsonite and any affiliate or subsidiary of Samsonite other than Licensee, in which Samsonite directly or indirectly holds a controlling interest;

  "Samsonite Intellectual Property" means collectively, the Samsonite Name, Samsonite Domain Name, Samsonite Know-How, Samsonite Patents and Samsonite Trademarks;

  "Samsonite Know-How" means any and all information made available to Licensee by or on behalf of Samsonite, which is not generally available to the public in the form in which it is made available to Licensee, including without limitation:

  (v)
  specifications;

  (vi)
  technical data;

  (vii)
  test methods;

  (viii)
  blueprints, drawings, models, computer files, or the like;

  (ix)
  technical instructions;

  (x)
  scientific and technical information;

  (xi)
  descriptions;

  (xii)
  marketing or sales techniques or information;

  (xiii)
  processes;

  (xiv)
  accounting or business methods or procedures;

  (xv)
  formulae;

  (xvi)
  strategic or financial plans or reports;

  (xvii)
  trade secrets;

  (xviii)
  other data useful in the design, assembly, manufacture, distribution or sale of Licensed Products; and

  (xix)
  engineering or design process or operating information;

  "Samsonite Name" means the trade name "Samsonite" whether used alone or as part of Licensee's name;

  "Samsonite Patents" means the patent applications and registrations listed on Schedule 2;

  "Samsonite Trademarks" means the trademark applications and registrations set forth on Schedule 1;

  "Shareholders Agreement" means the shareholders' agreement dated 27 January 2005 between Samsonite, Licensee and ESY;

  "Subscription Date" means 28 January 2005;

  "Territory" means Japan;

  "Third Party" means any person other than SamEurope and Licensee;

  "Trademark Materials" means anything which bears a Samsonite Trademark, other than a Licensed Product itself, including without limitation packaging, labels, tags and emblems, advertising materials, marketing materials, publicity and other promotional materials, and work-in-progress; and

  "USD" means the lawful currency of me United States of America.

  1.2
  The following terms are defined in the clauses stated:

Term	Clause
"Approved Supplier"	6.1
"Designated Currency"	8.4
"GSD"	6.1
"Improvements"	14.1
"Materials"	3.3
"Royalty"	8.1
"Service"	7.1
"Term"	15.1
"Termination Event"	15.2
  1.3
  In this Agreement, a reference to:

  1.3.1
  a "person" includes, without limitation, a reference to any individual, firm, company, corporation or other body corporate, government, state or agency of a state or any joint venture, association or partnership, works council or employee representative body (whether or not having a separate legal personality);

  1.3.2
  a "party" is a reference to a party to this Agreement and "parties" shall be construed accordingly;

  1.3.3
  a recital or clause, unless the context otherwise requires, is a reference to a recital or clause of this Agreement; and

  1.3.4
  (unless me context otherwise requires) the singular shall include the plural and vice versa.

  1.4
  The headings in this Agreement do not affect its interpretation

2.     LICENSE AND TERRITORY

  2.1
  SamEurope hereby grants to Licensee during the Term in consideration for payment of the Royalty (as set forth in clause 8), and Licensee accepts:

  2.1.1
  a nontransferable, nonexclusive license to use the Samsonite Name as part of its company name;

  2.1.2
  a nontransferable, nonexclusive license to use the Samsonite Domain Name;

  2.1.3
  a nontransferable, exclusive license to use the Samsonite Trademarks in the Territory, only in connection with the marketing, distribution and sale of Licensed Products; and

  2.1.4
  a nontransferable, exclusive license under the Samsonite Patents and Samsonite Know-How to, subject to the provisions of clause 6, manufacture or have manufactured (within or outside the Territory), Licensed Products to be marketed, distributed and sold within the Territory.

  2.2
  SamEurope reserves the right to grant licenses to any Third Party to market, distribute, manufacture and sell Licensed Products:

  2.2.1
  outside the Territory using any trademark, including a Samsonite Trademark, and

  2.2.2
  within the Territory, but then only:

              (i)    in case, of the manufacture of Licensed Products for export outside the Territory; and

              (ii)   with respect to trademarks other than a Samsonite Trademark.

  2.3
  Other than sales to a Samsonite Entity or as otherwise provided in this clause 2, Licensee shall not sell Licensed Products outside the Territory or offer Licensed Products to Third Parties, if Licensee knows or ought to be aware that such Third Party will or is likely to sell such Licensed Products outside the Territory.

3.     USE OF INTELLECTUAL PROPERTY

  3.1
  Licensee shall use the Samsonite Intellectual Property only as set forth in this Agreement or as approved by SamEurope. SamEurope makes no representations, express or implied, and shall have no obligation or liability with respect to the validity outside the Territory of (i) the Samsonite Patents, and (ii) the Samsonite Trademarks.

  3.2
  Any interest that Licensee may acquire in any of the Samsonite Intellectual Property in any country, including the Territory, shall inure to the benefit of SamEurope. None of the rights granted to Licensee under this Agreement shall affect Samsonite's exclusive ownership of the Samsonite Intellectual Property.

  3.3
  Licensee shall use the Samsonite Trademarks only in the form as set forth in a style book issued by SamEurope, as amended from time to time, and shall place reasonably conspicuous trademark notices on all Licensed Products and marketing, packaging, labeling and other materials associated with the Licensed Products ("Materials") in a form directed and approved in writing by SamEurope.

  3.4
  To maintain and enhance the goodwill and image of quality associated by the public with Samsonite and the Samsonite Intellectual Property, Licensee shall:

  3.4.1
  not use any Materials which are false or misleading;

    3.4.2
    ensure that all Materials fully comply with all Applicable Laws and any SamEurope internal regulations or policies in effect from time to time;

    3.4.3
    conduct its business operations in accordance with all Applicable Laws; and

    3.4.4
    distribute and sell Licensed Products only to those Third Parties which:

    (a)
    have a good business reputation;

    (b)
    to the best of Licensee's knowledge, are in no way associated or generally thought to be associated with any unfair, misleading, illegal, vulgar, obscene, immoral, unsavory or offensive activities;

    (c)
    maintain an adequate image for merchandising the Licensed Products in a manner appropriate for the Licensed Products;

    (d)
    hire and maintain trained and knowledgeable sales personnel; and

    (e)
    maintain a reputation for always dealing in genuine trademarked goods.

  3.5
  Licensee shall not use any of the Samsonite Trademarks, in whole or in part, in such a manner that any of the Samsonite Trademarks may in any way be diluted in respect of distinctiveness or validity, or may in any way impair or negate any of the rights in the Samsonite Trademarks. Licensee shall not advertise, exploit, promote, market or otherwise offer Licensed Products in any manner that may adversely affect the reputation of any Samsonite Entity or Licensee.

4.     TECHNICAL AND MARKETING ASSISTANCE

  4.1
  SamEurope shall use reasonable efforts to make available to Licensee during the Term appropriate Samsonite Know-How that is applicable to the distribution, marketing and sale of Licensed Products.

  4.2
  SamEurope shall permit Licensee's representatives to visit SamEurope facilities to observe the application and use of Samsonite Know-How.

  4.3
  SamEurope shall permit Licensee's authorized representatives to attend appropriate global and/or local design meetings, at Licensee's sole cost and expense, to learn about new designs for, and technical improvements of, Licensed Products manufactured at various SamEurope facilities.

  4.4
  SamEurope shall use reasonable efforts to make available to Licensee information on marketing efforts for Licensed Products being undertaken by other Samsonite Entities outside the Territory.

  4.5
  SamEurope shall provide to Licensee the same ongoing technical assistance with respect to the marketing, sale and distribution of Licensed Products on no less favorable terms and conditions as it provides to other similarly situated Licensees.

5.     BEST EFFORTS OF LICENSEE

  5.1
  Licensee shall use its best efforts to:

  5.1.1
  create a high standard, exclusive market for Licensed Products in the Territory;

  5.1.2
  market, advertise and promote the sale of each of the Licensed Products in the Territory;

  5.1.3
  maximize sales of Licensed Products in the Territory; and

  5.1.4
  fully satisfy the market for Licensed Products in the Territory.

  5.2
  Upon reasonable advance notice from SamEurope, Licensee shall meet with SamEurope, at Licensee's sole cost and expense, to review key business information pertaining to this Agreement including but not limited to sales, marketing, product development, manufacturing and distribution information.

6.     MATERIALS, MANUFACTURE AND PRODUCT SAFETY

  6.1
  Licensee may place orders directly for Licensed Products to a Third Party identified and qualified in advance in writing by Samsonite's Global Sourcing Division (the "GSD") pursuant to approved designs created directly by Licensee or included in Samsonite's global range of products (an "Approved Supplier"), but only so long as such Third Party remains approved by Samsonite. Samsonite reserves the right, in its absolute discretion, to approve and withdraw approval at any time with respect to an Approved Supplier.

  6.2
  Licensee shall cause an Approved Supplier to manufacture and/or assemble Licensed Products under this Agreement strictly for Licensee, and not for sale to any Third Party.

  6.3
  With respect to Licensed Products manufactured outside the Territory, Licensee shall directly conduct price negotiations with Approved Suppliers, with assistance, as requested, from the GSD. Licensee shall be responsible for all payments for all Licensed Products purchased from any Approved Supplier.

  6.4
  Licensee shall not change an Approved Supplier previously approved by Samsonite without notifying SamEurope and Samsonite at least two (2) months in advance, giving Samsonite an opportunity to assess whether to approve a new supplier as an Approved Supplier.

  6.5
  With respect to Licensed Products manufactured by an Approved Supplier in the Territory, Licensee shall:

  6.5.1
  only proceed with the final design of the Licensed Products after obtaining the approval of me product concept from SamEurope;

  6.52
  engage in product development; provided that, Licensee may in its sole discretion request the assistance of the GSD in such product development;

  65.3
  ensure that factories where the Licensed Products are manufactured have been approved by the GSD;

  6.5.4
  follow all standard Samsonite procedures with respect to collateral materials and identification;

  6.5.5
  ensure that all Licensed Products are quality tested by Samsonite's Global Supply Coordination Center;

  6.5.6
  ensure that inspection procedures to inspect the Licensed Products are established and that such inspections take place on a timely basis at me Approved Supplier's place of business or at Licensee's warehouse, to the satisfaction of SamEurope;

  6.5.7
  order and pay for the Licensed Products in a timely manner, to the satisfaction of SamEurope; and

  6.5.8
  directly conduct price negotiations for Licensed Products with Approved Suppliers; provided that, Licensee may at its discretion request me assistance of the GSD in such price negotiations.

  6.6
  Licensee shall cause all Licensed Products manufactured and/or assembled under this Agreement by an Approved Supplier to be manufactured or assembled only in accordance with the specifications, technical instructions and descriptions communicated by SamEurope to

    Licensee and to the end that such products when finished shall be of the same standard and quality as equivalent products made or assembled by SamEurope or Samsonite entities in their own factories. Licensee represents and warrants that the Licensed Products manufactured or assembled for it under this Agreement shall be manufactured or assembled to high standards, and Licensee shall establish and maintain a thorough quality control program for such Licensed Products. Upon request by SamEurope, Licensee shall send random production samples of such Licensed Products to SamEurope for inspection. SamEurope shall confine its requests to reasonable intervals and reasonable amounts. Licensee shall not sell or otherwise distribute for sale any items manufactured and/or assembled for it under this Agreement which do not, in the sole discretion and opinion of SamEurope, meet with SamEurope's standards of quality.

  6.7
  Licensee shall create and maintain a product safety program satisfactory to SamEurope which incorporates safety audits, consideration of feedback from distributors, consumers and other appropriate third parties, implementation of safety improvements, product recall, and procedures to assure compliance with all Applicable Laws and industry standards.

  6.8
  Licensee shall include with each Licensed Product proper instructions and warning labels, appropriate to the respective Licensed Product, prudent to apprise the consumer of its proper operation, use, care and maintenance and to warn of the reasonably foreseeable misuses and possible hazards associated therewith.

  6.9
  Licensee shall ensure that all Licensed Products meet or exceed all applicable industry, national, prefectural and local statutes, standards, regulations and guidelines throughout the Territory, including with respect to health and product safety.

  6.10
  Licensee shall immediately provide SamEurope with a copy of any notice received by Licensee of a pending or threatened claim of personal injury arising from the use of a Licensed Product. Licensee shall immediately notify SamEurope in writing if Licensee becomes aware of any material defects in a Licensed Product.

  6.11
  At all times during the Term, Licensee shall cause SamEurope to have the right to inspect all of the offices, manufacturing areas and plants of Licensee and its Approved Suppliers for the purpose of assuring compliance with the terms of this Agreement.

7.     SERVICE AFTER SALE

  7.1
  With respect to Licensed Products covered by a worldwide guarantee that are purchased outside the Territory and are brought to Licensee for service including repairs ("Service"), Licensee shall make all required Service without charging the cost of such Service to any other Samsonite Entity.

  7.2
  With respect to Licensed Products covered by a worldwide guarantee that are purchased in the Territory and are brought to a Samsonite Entity other than Licensee for Service, SamEurope shall require that the relevant Samsonite Entity shall bear the cost of such Service and shall not request payment from Licensee for such Service.

8.     ROYALTY

  8.1
  In consideration of the rights, licenses, consents and services specified in this Agreement, Licensee shall pay to SamEurope during the Term for the use of Samsonite Intellectual Property in the Territory a royalty in the amount of five percent (5%) of Licensee's Net Sales of Licensed Products (the "Royalty").

  8.2
  The Royalty shall:

  8.2.1
  be calculated and accrued for each one (1) month period during the Term; and

  8.2.2
  first be payable no later than 28 February 2006 for the period from the Subscription Date through 31 December 2005. Thereafter, Licensee shall pay to SamEurope the Royalty no later than 28 February of the following year for the immediately preceding Fiscal Year during the Term.

  8.3
  Licensee shall keep detailed records showing the Net Sales of all Licensed Products in the Territory in sufficient detail to enable SamEurope or its representative to verify the amount of Royalty payable. Such records shall be maintained for at least ten (10) years following the latest date covered by such records. On or before 28 February following each Fiscal Year during the Term, and within fifteen (15) days after termination of this Agreement for any reason, Licensee shall deliver to SamEurope:

  8.3.1
  a statement executed by an authorized officer of Licensee indicating the Net Sales of Licensed Products by Licensee during the preceding Fiscal Year; and

  8.3.2
  the Royalty due to SamEurope under this Agreement for the preceding Fiscal Year the statement referred to in paragraph 8.3.1 above.

  8.4
  All Royalty payments due under this Agreement shall be calculated and paid in USD (the "Designated Currency") to SamEurope. In determining the amount of Designated Currency due SamEurope under this Agreement, the Net Sales made by Licensee shall be converted to the Designated Currency at the exchange rate quoted by Mizuho Bank, Toranomon Bank, as of the last day of the month for which such Royalty payment is due.

  8.5
  SamEurope or its designated representative shall have the right during normal business hours and at SamEurope's sole cost and expense, to audit all pertinent books and records of Licensee pertaining to the sale of Licensed Products for the purpose of verifying the actual amounts of Net Sales and Royalties due.

  8.6
  Taxes lawfully levied by governmental bodies within the Territory on payments due to SamEurope under this Agreement shall be borne by SamEurope. However, Licensee shall try to obtain on SamEurope's behalf any reduction of the rate of withholding which is applicable under any law or double taxation treaty. If required by Applicable Law, Licensee shall:

  8.6.1
  withhold the amount of each such tax payment due prior to payment to SamEurope;

  8.6.2
  pay the amount of such tax to the appropriate authority in a timely manner; and

  8.6.3
  promptly transmit to SamEurope official tax receipts or such other documentary evidence of payment as may reasonably be required by SamEurope.

9.     INDEMNIFICATION, INSURANCE AND INFRINGEMENT

  9.1
  Licensee shall defend, indemnify and hold harmless the Indemnified Parties and each of them from any and all damage, expense and liability related to any:—

  9.1.1
  default by an Approved Supplier;

  9.1.2
  act or omission of an Approved Supplier with whom Licensee contracts for the manufacture, assembly, distribution, and/or sale of Licensed Products or components thereof;

    9.1.3
    suit, action, legal proceeding, claim, or demand of any kind or character, based upon:

    (a)
    an alleged or actual defect in a Licensed Product, its packaging, or the use or condition thereof;

    (b)
    an allegation of passing off, unfair competition or false or misleading advertising involving a Licensed Product; or

    (c)
    an allegation of infringement of any patent, copyright, industrial design, trademark or other right of a Third Party arising from the manufacture, assembly, advertisement, promotion, sale and/or use of a Licensed Product; except for allegations arising out of the use of Samsonite Intellectual Property in a manner authorized by this Agreement.

    9.1.4
    use of any Samsonite Intellectual Property in a manner not authorized by this Agreement; and

    9.1.5
    breach of a warranty, representation or obligation of Licensee under this Agreement.

  9.2
  The duty to indemnify and hold harmless from liability set out in this clause 9 shall, without limitation, apply to all damages, reasonable legal fees, costs and expenses which may be levied against or incurred by the Indemnified Parties, or any of them, in connection with any such suit, action, legal proceeding, claim or demand.

  9.3
  At all times during the Term, Licensee shall obtain and maintain in effect general liability insurance which names the Indemnified Parties as additional insureds and is otherwise in amounts, form and substance satisfactory to SamEurope in its reasonable discretion. Upon SamEurope's request, Licensee shall deliver to SamEurope a certificate of insurance evidencing that insurance complying with the foregoing requirements is in full force and effect. If such insurance is a "claims made" form of insurance, then Licensee shall maintain it in effect for a period of three years following Licensee's last sale of a Licensed Product.

  9.4
  In the event that any Samsonite Intellectual Property is infringed in the Territory by any party not having rights under such Samsonite Intellectual Property, then the party gaining knowledge of such infringement shall immediately notify the other party. Such notice shall include sufficient information and data so that the party receiving the notice may determine whether infringement exists. At the request of SamEurope, Licensee shall join in sending any notice of infringement. SamEurope may elect to bring suit for infringement of such Samsonite Intellectual Property but shall not be obligated to do so. At the request of SamEurope, Licensee shall join in such suit, in which case the expense thereof shall be paid equally and the proceeds of any recovery shall be shared equally. Licensee shall not have any right to direct or control such suit but SamEurope shall confer closely with Licensee.

10.   ASSIGNMENT

  Without the prior written consent of SamEurope, Licensee shall not assign any of its rights under this Agreement nor delegate any of its duties under this Agreement to any Third Party. Any attempted assignment in violation of this clause 10 shall be invalid. SamEurope shall have the right to assign any or all of its rights and obligations under this Agreement.

11.   COPYRIGHTS

  The copyright in Trademark Materials shall be the sole and exclusive property of Samsonite. Licensee shall affix a copyright notice in Samsonite's name and in compliance with the Universal

  Copyright Convention to all such materials. Licensee shall execute such assignments or other documents as may be necessary to perfect and confirm Samsonite's ownership of such copyrights.

12.   RECORDS

  In addition to the records specified in clause 8.3, Licensee shall set up a customer record system covering statistics of customer information, including information such as a list of customers, annual purchases by customers, classification and type of customer, volume by trading area and country and analysis of sales by item. SamEurope shall have the right to inspect such record system during the Term upon reasonable notice to Licensee, and upon termination of this Agreement, such system shall be promptly delivered by Licensee as SamEurope directs.

13.   CONFIDENTIALITY

  13.1
  For the purposes of this clause, "Confidential Information" means all information of a confidential nature disclosed (whether in writing, verbally or by any other means and whether directly or indirectly) by one party (the "Disclosing Party") to any other party (the "Receiving Party") whether before or after the date of this Agreement.

  13.2
  During the Term and for a period of two (2) years after termination or expiration of this Agreement for any reason whatsoever the Receiving Party shall:

  13.2.1
  keep the Confidential Information confidential;

  13.2.2
  not disclose the Confidential Information to any other person other than with the prior written consent of the Disclosing Party or in accordance with clauses 13.3 and 13.4; and

  13.2.3
  not use the Confidential Information for any purpose other than the performance of its obligations under this Agreement.

  13.3
  The Receiving Party may disclose Confidential Information to its employees and to any Approved Supplier and to any employees of any Approved Supplier on a "need to know basis", only to the extent that it is necessary for the purposes of this Agreement and shall procure that each such person is made aware of and complies with all the Receiving Party's obligations of confidentiality under this Agreement.

  13.4
  The obligations contained in clauses 13.1 and 13.2 shall not apply to any Confidential Information which:

  13.4.1
  is at the date of this Agreement or at any time after the date of this Agreement comes into the public domain other than through breach of this Agreement by the Receiving Party;

  13.4.2
  can be shown by the Receiving Party to the reasonable satisfaction of the Disclosing Party to have been known to the Receiving Party prior to it being disclosed by the Disclosing Party to the Receiving Party;

  13.4.3
  subsequently comes lawfully into the possession of the Receiving Party from a third party; or

  13.5
  is required to be disclosed by law, stock exchange rules or governmental orders or regulations.

14.   IMPROVEMENTS

  14.1
  During the Term, Licensee shall disclose immediately in writing to SamEurope full information, technical and otherwise, regarding any and all inventions and/or improvements which Licensee makes or contemplates regarding the design, manufacture, assembly, marketing, distribution and/or sale of Licensed Products under this Agreement ("Improvements"), and shall promptly forward to SamEurope designs, plans, samples and all other pertinent items and data with respect thereto. All Improvements shall be owned by Samsonite. Samsonite shall have the right to tile any applications with respect to Improvements, including patent applications, to secure its rights therein.

  14.2
  Licensee shall, upon the request of SamEurope, execute and procure the execution of any and all documents necessary or desirable to protect all Improvements and whatever assignment or transfer instruments necessary or required to effect ownership of such Improvements in Samsonite, in all countries specified by Samsonite; provided that, the expense of obtaining and maintaining rights in Improvements shall be borne by Samsonite. In the event that no patent application is filed by Samsonite with respect to an Improvement, Licensee shall have the right to proceed with such application; provided that, SamEurope or its designee shall have the right of first refusal with respect to an exclusive worldwide license at a reasonable Royalty rate with the right to sublicense. In the event that no patent application is filed by SamEurope or Licensee for any reason whatsoever, Samsonite may in its sole discretion agree in writing that Samsonite Trademarks may be used on any products manufactured by Licensee on the basis of the above inventions and/or improvements.

15.   TERM AND TERMINATION

  15.1
  The term of this Agreement shall commence on the date hereof and terminate on the earlier of (i) termination of the Shareholders Agreement, (ii) termination by SamEurope due to a Termination Event, as set forth in clause 15.2 below, or (iii) termination of the SamEurope License (the "Term").

  15.2
  SamEurope may terminate this Agreement immediately by written notice to Licensee upon the occurrence of any of the following events (each a "Termination Event"), without prejudice to any other accrued rights SamEurope may have as of the date of such termination:

  15.2.1
  failure of Licensee to pay Royalties as and when due under this Agreement;

  15.2.2
  unauthorized or unlawful use of any of any Samsonite Intellectual Property or use of any Samsonite Intellectual Property in breach of this Agreement;

  15.2.3
  the voting power of the shareholders of Licensee is ineffective for 60 days or more either by reason of nationalization of the particular industry in which Licensee is engaged or by reason of the intervention of any governmental or military or other power in the affairs of Licensee, whether or not accompanied by war or civil strife;

  15.2.4
  the Board of Directors of Licensee for any reason whatsoever ceases for a period of thirty (30) days or more to have effective control over the operations or any property of Licensee;

  15.2.5
  Licensee's breach of any of its obligations under this Agreement which is incapable of cure or which remains uncured for a thirty (30) day period after receiving notice thereof from SamEurope; or

  15.2.6
  Licensee is declared insolvent or bankrupt.

16.   RIGHTS ON TERMINATION

  16.1
  Upon termination of this Agreement, Licensee shall cease and shall cause any Authorized Supplier manufacturing or assembling Licensed Products to cease:

  16.1.1
  Marketing, selling, distributing and having manufactured and assembled Licensed Products, and any component parts thereof; and

  16.1.2
  using the Samsonite Intellectual Property and any intellectual property similar to the Intellectual Property;

  16.2
  Upon termination of this Agreement, any rights of Licensee to the use of the Samsonite Intellectual Property shall cease and automatically revert to SamEurope and Licensee shall not thereafter use the Samsonite Intellectual Property in any way whatsoever, including marketing, having manufactured, using, distributing or selling any product which incorporates an invention or design covered by any Samsonite Patent.

  16.3
  Upon termination of this Agreement, Licensee shall immediately return any Samsonite Know-How previously received in any form, including without limitation originals, copies, reprints, translations, and samples thereof.

  16.4
  Licensee grants to SamEurope the option, exercisable upon the termination of this Agreement, to purchase from Licensee, and to have Licensee cause any Authorized Supplier manufacturing or assembling Licensed Products on behalf of Licensee, to sell to SamEurope all or any part of:

  16.4.1
  the tooling or equipment related to the manufacture and/or assembly of Licensed Products, at the cost thereof less normal depreciation;

  16.4.2
  the inventory of finished Licensed Products of Licensee and/or its sub-contractor as of the date of termination, at the actual cost thereof; and

  16.4.3
  any work in process and raw materials used in the production of Licensed Products, all at the actual cost thereof.

  16.5
  Such purchases shall be made at the Licensee's or subcontractor's landed cost, as applicable, within sixty (60) days after lists containing descriptions, quantities and prices of all items included under this Agreement have been furnished by Licensee to SamEurope. Licensee shall give such lists to SamEurope within ten days after termination of this Agreement. If SamEurope does not elect to make such purchases, Licensee shall have the right to sell the same for the best price obtainable; provided that, the Samsonite Name and all Samsonite Trademarks are first either completely removed or permanently obliterated therefrom.

  16.6
  Upon termination of this Agreement, SamEurope may apply for cancellation of any record of this Agreement with any government authority. Licensee hereby specifically consents to such cancellation and shall execute all documents necessary for such cancellation.

  16.7
  Upon termination of this Agreement, any Samsonite Entity or Third Party authorized by SamEurope shall have the right without paying any compensation or fee to deal With Licensee's customers and to sell Licensed Products in the Territory.

17.   TIME OF ESSENCE

  Any time or period mentioned in any provision of this Agreement may be extended by mutual agreement between the parties but as regards any time, date or period originally fixed or any time, date or period so extended as aforesaid time shall be of the essence.

18.   AMENDMENTS AND NO WAIVER

  18.1
  A variation of this Agreement is valid only if it is in writing and signed by or on behalf of each party.

  18.2
  The failure to exercise or delay in exercising a right or remedy provided by this Agreement or by law does not impair or constitute a waiver of the right or remedy or an impairment of or a waiver of other rights or remedies. No single or partial exercise of a right or remedy provided by this Agreement or by law prevents further exercise of the right or remedy or the exercise of another right or remedy.

19.   ENTIRE AGREEMENT

  This Agreement and each document referred to in it constitute the entire agreement and supersede any previous agreements between the parties relating to the subject matter of this Agreement.

20.   LIMITATION OF RIGHTS

  20.1
  This Agreement is made pursuant to the SamEurope License and is hereby expressly limited by the rights granted to SamEurope under the SamEurope License. Any inconsistency between this Agreement and the SamEurope License shall be controlled based on the terms, conditions and rights granted to SamEurope in the SamEurope License.

  20.2
  No person who is not party to this Agreement shall have or acquire any right to enforce any term of this Agreement.

21.   NOTICES

  21.1
  A notice or other communication under or in connection with this Agreement (a "Notice") shall be in writing and delivered personally or sent by post (and air mail if overseas) or by fax to the party due to receive the Notice to the address set out in clause 21.3 or to another address specified by that party by not less than seven (7) days' written notice to the other parties received before the Notice was dispatched.

  21.2
  Unless there is evidence that it was received earlier, a Notice is deemed given if:

  21.2.1
  delivered personally, when left at the address referred to in clause 21.1;

  21.2.2
  sent by mail, except air mail, two (2) Business Days after posting it;

  21.2.3
  sent by air mail, six (6) Business Days after posting it; and

  21.2.4
  sent by fax, when confirmation of its transmission has been recorded by the sender's fax machine.

  21.3
  The addresses referred to in clause 21.1 are:

Samsonite Japan Co., Ltd.:	Akasaka Edosei Building 4th Floor, 10-8 Akasaka 7-chome, Minato-ku Tokyo 107-0052, Japan Fax No: (813) 5545-6771
Attention:	Jun Morimoto
Samsonite Europe NV:	Westerring 17, 9700 Oudenaarde, Belgium Fax No: (32) 5531-5660
Attention:	Caroline Giraldo
ESY Luggage Management LPS Investment Limited Partnership:	Marunouchi 2-2-2, Chiyoda-ku, Tokyo 100-0005, Japan Fax No: (813) 5220-1267
Attention:	Yumiko Kawaguchi

22.   GOVERNING LAW AND ARBITRATION

  22.1
  This Agreement is governed by Japanese law

  22.2
  Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or validity thereof, shall, if the same cannot be amicably settled by the parties upon the written request of any party, be settled by arbitration. The award of the arbitrators shall be final and binding upon the parties.

  22.3
  The arbitration shall be held in Tokyo, Japan in accordance with the arbitration rules of the Japan Commercial Arbitration Association in force when such arbitration is commenced (the "Rules"). The language used for the arbitration shall be English. Unless otherwise agreed by the parties, the number of arbitrators shall be three, to be nominated by the parties in the manner provided for in the Rules.

  22.4
  If any of the provisions of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be unenforceable, the remaining portions of this Agreement shall (unless the unenforceable provision is material to the operation of this Agreement as intended by the parties) remain in full force and effect and such portions shall be enforced to the extent permissible.

  22.5
  All costs of the arbitration shall be borne equally by the parties involved. Judgment upon any arbitration award may be entered in any court of law having jurisdiction.

23.   GOVERNING LANGUAGE

  23.1
  This Agreement is in the English language only, which language shall be controlling in all respects. No translation of this Agreement into any other language shall be of any force or effect in the interpretation of this Agreement or in the determination of the intent of the parties.

  23.2
  Each notice, demand, request, statement, instrument, certificate or other communication given, delivered or made by a party to any other party under or in connection with this Agreement shall be in English.

24.   COUNTERPARTS

  This Agreement may be executed in any number of counterparts, each of which when executed and delivered is an original and all of which together evidence the same agreement.

  [Remainder of page left intentionally blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorised representatives on the date first written above.

SAMSONITE EUROPE NV
By:	/s/ MARCELLO BOTTOLI

Name:	Marcello Bottoli
Title:	Managing Director
SAMSONITE JAPAN CO., LTD.
By:	/s/ JUN MORIMOTO

Name:	Jun Morimoto
Title:	Representative Director and Chief Executive Officer

SCHEDULE 1

SAMSONITE TRADEMARKS

Trademark Description	Docket Number	Current Registration Number	Current Application Number	CL & NO
AIRFLITE	T36570	1393579	96148/75	IN 18
AMERICAN TOURISTER	T70670	1891804	58-72296	IN 18
AMERICAN TOURISTER & DESIGN (CHEVRONS)	T69220	4408457	11-30421	IN 18 IN 16 IN 25
AMERICAN TOURISTER & DESIGN (GORILLA)	T71980	4,042,372	88482/1995	IN 18
AMERICAN TOURISTER & DESIGN (I.D. TAG)	T70680	881,208	13546/69	IN 18
DEBONAIR	T36610	803863	252100/78	IN 18
DESIGN (3-CRESCENT SYMBOL) (ASSOCIATE)	T29870	2457153	87436/89	IN 18
DESIGN (LARK BARS L DEVICE)	T17300	2010667	67521/85	IN 18
DESIGN (LARK BARS RHOMBUS)	T17280	2010668	67525/85	IN 25
EASYTURN	T70700	3182216	84559/93	IN 18
EZ CART (KATAKANA)	T73250	4218922	157112/97	IN 18
FASHIONAIRE	T36620	1493258	62643/1978	IN 18
HORIZON	T36630	1527135	102969/74	IN 18
LARK	T13960	881180	90175/1968	IN 18
LARK	T52071	4009646	64276/94	IN 42
LARK	T52060	3089992	282243/92	IN 37
LARK	T52070	T52070	282244/92	IN 39
PIGGYBACK	T56000	3208246	128600/93	IN 18
PIGGYBACK (KATAKANA)	T65160	4189929	134978/97	IN 18
ROYAL TRAVELLER	T63470	4170799	137589/96	IN 18
SAMMIES	T29490	2415425	123257/89	IN 18 IN 21
SAMSON (DEFENSIVE MARK)	T21950	2089674	70325/86	IN 18
SAMSONITE	T54230	3098850	23583/93	IN 20
SAMSONITE	T22050	597760	206996/82	IN 18
SAMSONITE	T60210	3300469	32452/95	IN 25
SAMSONITE	T52051	4001263	64275/94	IN 42

SAMSONITE	T60330	4000881	40669/95	IN 9
SAMSONITE	T60200	3300470	32453/95	IN 26
SAMSONITE	T60490	332751	59064/95	IN 18
SAMSONITE	T60180	3325040	32455/95	IN 24
SAMSONITE	T60220	3300468	32451/95	IN 18
SAMSONITE	T52040	3089991	282241/92	IN 37
SAMSONITE	T52050	3096522	282242/92	IN 39
SAMSONITE	T31710	2453786	2943/90	IN 16
SAMSONITE	T60450	4098445	59065/95	IN 11
SAMSONITE	T60480	4082887	59063/95	IN 17
SAMSONITE	T60190	3350512	32454/95	IN 16
SAMSONITE & DESIGN (BLACK LABEL)	T75692	4540786	2001-037741	IN 25 IN 18
SAMSONITE & SYMBOL (BADGE)	T66120	4300921	79408/98	IN 18
SAMSONITE & SYMBOL (LINEAR)	T52830	3223850	1534/93	IN 14
SAMSONITE & SYMBOL (LINEAR)	T66090	4300919	79408/98	IN 18
SAMSONITE & SYMBOL (LINEAR)	T60320	4041246	40670/95	IN 9
SAMSONITE & SYMBOL (LINEAR)	T60470	4098447	59067/95	IN 11
SAMSONITE & SYMBOL (STACKED)	T52840	3223849	1535/93	IN 14
SAMSONITE & SYMBOL (STACKED)	T60340	4041247	40671/95	IN 9
SAMSONITE & SYMBOL (STACKED)	T66110	4300920	79407/98	IN 18
SAMSONITE & SYMBOL (STACKED)	T60460	4098446	59066/95	IN 11
SAMSONITE (DEFENSIVE MARK)	T01800	1830665	107386/82	IN 23
SATURN	T36680	818063	202265/79	IN 21
SECRETARY	T36690	1366733	139527/74	IN 21
SIGNAT	T36720	1363739	139526/74	IN 21
SILHOUETTE	T36730	1750039	132014/73	IN 21
SPECTRUM	T48540	2573730	100745/91	IN 21
SYMBOL	T60160	3308347	32456/95	IN 18
SYMBOL	T60140	3308348	32458/95	IN 26
SYMBOL	T52091	3333442	110194/94	IN 42
SYMBOL	T60130	3338437	32459/95	IN 16
SYMBOL	T60150	4006348	32457/95	IN 25

SYMBOL	T52090	3115657	282246/92	IN 39
SYMBOL	T52080	3174861	282245/92	IN 37
SYMBOL	T36740	1375508	32225/73	IN 18
SYMBOL	T60170	3317488	32460/95	IN 24
SYMBOL	T52820	3223851	1535/93	IN 14
TRAVEL EXPO	T72148	4163234	107991/96	IN 42
TRUNK & CO.	T72171	4151361	117029/96	IN 18
WORLDPROOF	T64770	4178321	116781/97	IN 18

SCHEDULE 2

SAMSONITE PATENTS

Title	Docket Number	Case Type	Application Date	Application Number	Grant Date	Patent Number	Expiry Date
ACCENT 350 SERIES PULLMAN	P64845	Inv	26/07/1999	2000-561852	Patent Pending
AIRSTOP HANDLE	P68470	D	12/07/2001	24064/2001	31/05/2002	1148046	31/05/2017
AIRSTOP UPRIGHT LUGGAGE CASE	P68471	D	12/07/2001	24062/2001	31/05/2002	1148044	31/05/2017
AIRSTOP ZIPPER PULL	P68472	D	12/07/2001	24063/2001	31/05/2002	1148045	31/05/2017
ALUMINUM LUGGAGE CASE (PULLMAN)	P66920	D	25/02/2000	8116/2000	15/12/2000	1101245	15/12/2015
ALUMINUM LUGGAGE CASE (UPRIGHT)	P66921	D	25/02/2000	8117/2000	15/12/2000	1101246	15/12/2015
BIG WHEEL	P64560	D	27/03/1998	8411/1998	04/06/1999	1048487	04/06/2014
EGG BOX MODULAR LUGGAGE	P50350	Inv	20/05/1992	151264/1992	19/09/2003	3472840	20/05/2012
ENIGMA ATTACHE CASE	P66251	D	25/11/1999	32361/1999	15/12/2000	1101251	15/12/2015
ENIGMA LOCK	P66250	D	25/11/1999	32360/1999	15/12/2000	1101250	15/12/2015
EPSILON PULLMAN	P60582	Inv	14/07/1995	505287/1996	Patent Pending
ERGONOMIC BACKPACK	P68011	D	24/11/2000	37476/2000	02/11/2001	1129680	02/11/2016
F'LITE UPRIGHT WHEEL HANDLE	P68825	D	18/09/2001	31070/2001	31/05/2002	1148051	31/05/2017
FEMALE ATTACHE	P64236	Inv	26/07/1999	2000-562280	Patent Pending
FOLDING HANGER	P65260	Inv	16/04/1998	544354/1998	Patent Pending
FOLDING HANGER	P65880	D	13/08/1999	21719/1999	23/06/2000	1083106	23/06/2015
GSI WHEEL HOUSING	P65480	D	24/03/1999	7186/1999	31/03/2000	1074152	31/03/2015
HARDLITE ATTACHE DESIGN	P68624	D	10/08/2001	26839/2001	31/05/2002	1148050	31/05/2017
HARDLITE FRAME TO SHELL PROCES	P68360	Inv	18/10/2000	530984/2001	Patent Pending
INNOVATIVE PIGGYBACK	P27800	Inv	14/04/1988	503900/198	14/11/1997	2717684	14/04/2008
INNOVATIVE PIGGYBACK II	P26440	D	04/03/1988	8668/1988	27/11/1992	861385	27/11/2007
OYSTER CASE (3 LATCHES)	P25070	Inv	08/10/1986	505288/1986	11/03/1997	2615028	08/10/2006
PRESSFORM SHELL MOLDING	P50520	Inv	15/10/1991	518482/1991	25/02/2000	3035555	15/10/2011
PROFLINE D-RING	P67770	D	24/11/2000	37481/2000	25/04/2003	1176600	25/04/2018
PROFLINE POCKET CONSTRUCTION	P69972	Inv	23/04/2001	587618/2001	Patent Pending
PROFLINE SNAP HOOK	P67773	D	24/11/2000	37478/2000	22/11/2001	1131514	22/11/2016
STREAMLINE ZIPPER LOCK	P66542	D	03/02/2000	4982/2000	10/08/2001	1122318	10/08/2016
SWING OUT WHEEL	P65110	Inv	04/04/1998	538838/1998	Patent Pending
TELESCOPING SOFTSIDE	P58975	Inv	17/01/1995	519229/1995	Patent Pending

TELESCOPING TROLLEY	P27500	D	03/08/1988	30898/1988	13/04/1992	843744	13/04/2007
VERTICAL PUSHMAN	P63225	Inv	20/11/1996	519962/1997	Parent Pending
XYLEM SOFT BEAUTY CASE	P69794	D	24/07/2002	22797/2002	13/06/2003	1180912	13/06/2018
XYLEM SOFT DUFFEL	P69793	D	24/07/2002	22796/2002	25/04/2003	1176604	25/04/2018
ZIPLITE	P57700	D	16/08/1994	24650/1994	09/05/1997	988706	09/05/2012

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CONTENTS
SCHEDULE 1 SAMSONITE TRADEMARKS
SCHEDULE 2 SAMSONITE PATENTS